UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AQUILA FUNDS TRUST

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

ATTENTION – ADJOURNMENT NOTICE ACTION NEEDED ON YOUR AQUILA FUNDS TRUST ACCOUNT!! ** VOTE YOUR SHARES TODAY **

Dear Shareholder,

We are writing to inform you that the Aquila Funds Trust Special Meeting has been adjourned to August 1, 2024. Our records indicate that we have not received your vote. By voting prior to the August 1, 2024 meeting date, you can help avoid additional costs associated with soliciting votes, and remove your name from further communications for this meeting.

Your vote is important – regardless of how many shares you own – in order for us to reach the required number of votes to hold the meeting and pass the proposal.

Choose one of the options below to record your very important vote:

INTERNET		PHONE		MAIL
Refer to the instructions on your ballot		Refer to the instructions on your ballot		●	Mark, sign and date your ballot.
●	Cast your vote online.	●	Use any touch-tone telephone.	●	Fold and return your ballot in the postage-paid envelope provided.
●	Have your ballot ready.	●	Have your ballot ready.
●	Follow the simple instructions to record your vote.	●	Follow the simple recorded instructions.

OR,

To speak with a live representative - call 1-888-734-2670 (toll free) Monday through Friday between 9:00 a.m. and 6:00 p.m. Eastern Time.

To view the proxy materials online, visit www.proxypush.com/AFT and enter your control number.

After careful consideration, the Board of Trustees unanimously recommends that Shareholders vote “FOR” the Proposal.

Sincerely,

Aquila Funds Trust

*For questions please contact your financial advisor or our sales desk at (800) 437-1020. For help with voting, call (888) 734-2670.

AFT REML 24